16.1 -- Letter regarding Change in Certifying Accountant


G. Brad Beckstead
---------------------------
Certified Public Accountant

                                                 3340 Wynn Road, Ste. C
                                                    Las Vegas, NV 89102
                                                           702.257.1984
                                                       702.362.0540 fax



April 22, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of G. Brad Beckstead, CPA, Sole Proprietor, was previously principal accountant for Sosa, Inc. (the "Company") and reported on the financial statements of the Company for the periods ended June 30, 2001 and December 31, 2000. On or about June 30, 2002, I changed my accounting practice from a sole proprietorship to a partnership with Beckstead and Watts, LLP. I have read the Company's statements included under "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in its Amendment Number 12 to Form SB-2 dated April 22, 2003, and I agree with such statements.

Very truly yours,

G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA


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